Exhibit 99.1

Aptinyx Reports on Fourth Quarter and Full Year 2022 Results and Highlights and Review of Strategic Alternatives

EVANSTON, Ill., March 30, 2023 -- Aptinyx Inc. (Nasdaq: APTX) today reported recent business updates and financial results for the fourth quarter and full year 2022.

Recent Business Updates

•	In March, Aptinyx completed an analysis of the data from the first 100 patients enrolled in its Phase 2b clinical study of NYX-783 50 mg in patients with post-traumatic stress disorder (PTSD). The study was halted in February prior to its completion in support of the company’s preservation of capital. In the analysis, NYX-783 did not demonstrate sufficient improvement on the study’s primary endpoint to support continued advancement of the development program by Aptinyx.

•	In March, Aptinyx engaged Ladenburg Thalmann as its exclusive financial advisor to assist in the company’s exploration and evaluation of strategic alternatives.

•	In March, Aptinyx announced a reduction in its workforce by approximately 60% to reduce the company’s operating costs and better align its workforce with the needs of its business as the company assesses strategic alternatives.

•	In February, Aptinyx announced results from its Phase 2 clinical study of NYX-458 in patients with cognitive impairment associated with Parkinson’s disease and dementia with Lewy bodies. Across the overall study population, NYX-458 did not demonstrate clinically meaningful improvements over placebo on the study’s efficacy endpoints. The results do not support further advancement of the development program by the company.

•	Aptinyx’s NMDA receptor positive allosteric modulator, NYX-783, is under development as a treatment for opioid use disorder (OUD), supported by a $5.6 million grant issued to researchers at Yale University School of Medicine. The grant was awarded under the National Institutes of Health (NIH) Helping to End Addiction Long-term (HEAL) Initiative, administered by the National Institute on Drug Abuse (NIDA), and funds the research and development of NYX-783 for the treatment of OUD. A Phase 1 drug-drug interaction study is ongoing and is being administered by the Yale Interdisciplinary Stress Center through a research collaboration with Aptinyx.

Fourth Quarter and Full Year 2022 Financial Results

Cash Position: Cash and cash equivalents were $56.2 million at December 31, 2022, compared to $106.1 million at December 31, 2021. The company had $25.0 million of debt principal under a capital credit facility with K2 HealthVentures, which remains currently outstanding.

Collaboration Revenue: Revenue was $0.0 million for the fourth quarter and full year 2022, as compared to $0.0 million and $1.0 million for same periods in 2021.

Research and Development (R&D) Expenses: R&D expenses were $7.2 million and $42.7 million for the fourth quarter and full year 2022, respectively, as compared to $14.1 million and $55.4 million for same periods in 2021. The decrease in R&D expenses during 2022 was primarily driven by decreased costs associated with the close out of clinical development activities across three Phase 2 clinical studies.

General and Administrative (G&A) Expenses: G&A expenses were $4.2 million and $19.8 million for the fourth quarter and full year 2022, respectively, as compared to $5.1 million and $20.1 million for the same periods in 2021.

Net Loss: Net loss was $12.1 million for the fourth quarter of 2022 compared to a net loss of $19.6 million for the same period in 2021. For the year ended December 31, 2022, net loss was $64.8 million, or basic and diluted net loss per share attributable to common stockholders of $0.96, compared to a net loss of $74.9 million, or basic and diluted net loss per share attributable to common stockholders of $1.11, for the year ended December 31, 2021.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the company’s business plans and objectives, the company’s ongoing evaluation of strategic alternatives, including future plans or expectations for NYX-783 and NYX-458, the safety, therapeutic effects, and stage of development of the company’s product candidates and discovery platform, expectations regarding the design, implementation, timing, and success of its current and planned clinical studies, including providing updated guidance with respect thereto, the timing for the company’s receipt and announcement of data from its clinical studies, the timing and outcome of discussions with FDA and other regulatory agencies, expectations regarding its preclinical development activities, expectations regarding its uses and sufficiency of capital, the company’s growth and the anticipated contribution of its executive officers and management to its operations and progress, and its expectations regarding its uses of capital and expenses, and the effect of the COVID-19 pandemic on the foregoing. Risks that contribute to the uncertain nature of the forward-looking statements include: the effect of the COVID-19 pandemic on our business and financial results, including with respect to disruptions to our clinical trials, business operations, and ability to raise additional capital; the success, cost, and timing of the company’s product candidate development activities and clinical studies; the company’s ability to execute on its strategy; including its ongoing strategic evaluation; the company’s estimates regarding expenses, future revenue, and capital requirements; as well as those risks and uncertainties set forth in the company’s most recent quarterly report on Form 10-Q and subsequent filings with the Securities and Exchange Commission, including our upcoming Annual Report on Form 10-K for the year ended December 31, 2022. Potential strategic alternatives that may be explored or evaluated as part of the company’s ongoing evaluation include the potential for a merger, business combination, investment into the company, asset sale or other strategic transaction. No timetable has been established for the completion of this process, and the we do not expect to disclose developments unless and until the Board of Directors has concluded that disclosure is appropriate or required. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx disclaims any intention to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

APTINYX INC.
CONDENSED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$56,205	$106,124
Restricted cash	179	197
Prepaid expenses and other current assets	7,646	8,422
Total current assets	64,030	114,743
Property and equipment and other long-term assets	2,654	185
Total assets	$66,684	$114,928

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$724	$622
Accrued expenses and other current liabilities	2,772	5,064
Term loan, current	2,795	----
Total current liabilities	6,291	5,686
Other long-term liabilities	22,108	14,486
Total liabilities	28,399	20,172

Stockholders’ equity	38,285	94,756
Total liabilities and stockholders’ equity	$66,684	$114,928

APTINYX INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Collaboration revenue	$—	$—	$—	$1,000

Operating expenses
Research and development	7,230	14,056	42,748	55,444
General and administrative	4,196	5,116	19,819	20,090
Total operating expenses	11,426	19,172	62,567	75,534

Loss from operations	(11,426)	(19,172)	(62,567)	(74,534)
Other income (expense)	(627)	(438)	(2,282)	(352)
Net loss and comprehensive loss	$(12,053)	$(19,610)	$(64,849)	$(74,886)
Net loss per share - basic and diluted	$(0.18)	$(0.29)	$(0.96)	$(1.11)
Weighted average shares outstanding - basic and diluted	67,716	67,716	67,716	67,220

Investor & Media Contact:

Patrick Flavin

Aptinyx Inc.

ir@aptinyx.com or corporate@aptinyx.com

847-871-0377

Source: Aptinyx Inc.